Certification Regarding Compliance with Applicable Servicing Criteria
1.
J.E. Robert Company, Inc. ("JER") is responsible for assessing compliance with the servicing criteria applicable to it under paragraph (d) of Item 1122 of Regulation AB, as of and for the 12-month period ending December 31, 2007 (the "Reporting Period"), as set forth in Appendix A hereto. The transactions covered by this report include asset-
backed securities transactions registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933 for which JER acted as special servicer involving commercial real estate mortgage loans; other than transactions registered before January
1, 2006, prior to required compliance with Regulation AB (the "Platform");
2.
Except as set forth in paragraph 3 below, JER used the criteria set forth in paragraph (d)
of Item 1122 of Regulation AB to assess the compliance with the applicable servicing criteria;
3.
The criteria listed in the column titled "Inapplicable Servicing Criteria" on Appendix A hereto are inapplicable to JER based on the activities it performs with respect to the
Platform;
4.
JER has complied, in all material respects, with the applicable servicing criteria as of
December 31, 2007 and for the Reporting Period with respect to the Platform taken as a whole;
5.
JER has not identified and is not aware of any material instance of noncompliance with the applicable servicing criteria as of December 31, 2007 and for the Reporting Period
with respect to the Platform taken as a whole;
6.
Reznick Group, a registered public accounting firm, has issued an attestation report on
JER's assessment of compliance with the applicable servicing criteria for the Reporting
Period.
March 4, 2008
J.E. Robert Company, Inc.
/s/ Michael F. Cocanougher
By:
Name: Michael F. Cocanougher
Title: Director

APPENDIX A
SERVICING CRITERIA
APPLICABLE
SERVICING CRITERIA
INAPPLICABLE
SERVICING
CRITERIA
Reference
Criteria
Performed
Directly
by
JER
Performed
by
Vendor(s)
for which
JER is the
Responsible
Party
Performed by
subservicer(s)
or vendor(s)
for which
JER is NOT
the
Responsible
Party
1
NOT
performed by
JER or by
subservicer(s)
or vendor(s)
retained by
JER
2
General Servicing Considerations
1122(d)(1)(i)
Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.
X
1122(d)(1)(ii)
If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party's performance and compliance with such servicing activities.
X
1122(d)(1)(iii)
Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.
X
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and
otherwise in accordance with the terms of the transaction
agreements.
X
Cash Collection and Administration
1122(d)(2)(i)
Payments on pool assets are deposited into the appropriate
custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
X
1122(d)(2)(ii)
Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.
X
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
X
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of
overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
X
1
Check only those criteria which are performed by subservicer(s) or vendor(s) retained by JER.
2
Check only those criteria which JER does NOT (i) perform directly, (ii) take responsibility for the performance of by a Vendor, or (iii) retain subservicer(s) or vendor(s) to perform.
SERVICING CRITERIA
APPLICABLE
SERVICING CRITERIA
INAPPLICABLE
SERVICING
CRITERIA
Reference
Criteria
Performed
Directly
by
JER
Performed
by
Vendor(s)
for which
JER is the
Responsible
Party
Performed by
subservicer(s)
or vendor(s)
for which
JER is NOT
the
Responsible
Party
1
NOT
performed by
JER or by
subservicer(s)
or vendor(s)
retained by
JER
2
1122(d)(2)(v)
Each custodial account is maintained at a federally insured
depository institution as set forth in the transaction agreements.
For purposes of this criterion, "federally insured depository institution" with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule
13k-1(b)(1) of the Securities Exchange Act.

X
1122(d)(2)(vi)
Unissued checks are safeguarded so as to prevent unauthorized access.
X
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-
backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the
reconciliation; and (D) contain explanations for reconciling items.
These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days
specified in the transaction agreements.

X
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the
Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements.
Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction
agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations;
and (D) agree with investors' or the trustee's records as to the total unpaid principal balance and number of pool assets]serviced by the Servicer.

X
1122(d)(3)(ii)
Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.
X
1122(d)(3)(iii)
Disbursements made to an investor are posted within two business days to the Servicer's investor records, or such other number of days specified in the transaction agreements.
X
1122(d)(3)(iv)
Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.
X
Pool Asset Administration
1122(d)(4)(i)
Collateral or security on pool assets is maintained as required by the transaction agreements or related mortgage loan documents.
X
SERVICING CRITERIA
APPLICABLE
SERVICING CRITERIA
INAPPLICABLE
SERVICING
CRITERIA
Reference
Criteria
Performed
Directly
by
JER
Performed
by
Vendor(s)
for which
JER is the
Responsible
Party
Performed by
subservicer(s)
or vendor(s)
for which
JER is NOT
the
Responsible
Party
1
NOT
performed by
JER or by
subservicer(s)
or vendor(s)
retained by
JER
2
1122(d)(4)(ii)
Pool asset and related documents are safeguarded as required by the transaction agreements
X
1122(d)(4)(iii)
Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.
X
1122(d)(4)(iv)
Payments on pool assets, including any payoffs, made in
accordance with the related pool asset documents are posted to the
Servicer's obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.

X
1122(d)(4)(v)
The Servicer's records regarding the pool assets agree with the
Servicer's records with respect to an obligor's unpaid principal balance.
X
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor's pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the
transaction agreements and related pool asset documents.
X
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and
concluded in accordance with the timeframes or other
requirements established by the transaction agreements.

X
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the
transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity's activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

X
1122(d)(4)(ix)
Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related [pool asset]
documents.
X
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor's pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B)
interest on such funds is paid, or credited, to obligors in
accordance with applicable pool asset documents and state laws;
and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.
X
SERVICING CRITERIA
APPLICABLE
SERVICING CRITERIA
INAPPLICABLE
SERVICING
CRITERIA
Reference
Criteria
Performed
Directly
by
JER
Performed
by
Vendor(s)
for which
JER is the
Responsible
Party
Performed by
subservicer(s)
or vendor(s)
for which
JER is NOT
the
Responsible
Party
1
NOT
performed by
JER or by
subservicer(s)
or vendor(s)
retained by
JER
2
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the
Servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer's funds and not charged to the obligor, unless the late payment was due to the obligor's error or omission.
X
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor's records maintained by the Servicer, or such other number of days specified in the transaction
agreements.
X
1122(d)(4)(xiv)
Delinquencies, charge-offs and uncollectible accounts are
recognized and recorded in accordance with the transaction
agreements.
X
1122(d)(4)(xv)
Any external enhancement or other support, identified in Item
1114(a)(1) through (3) or Item 1115 of Regulation AB, is
maintained as set forth in the transaction agreements.
X